SUPPLEMENT DATED MAY 21, 1999,
                     TO SUPPLEMENTS DATED MARCH 30, MARCH 8,
                       FEBRUARY 19, AND FEBRUARY 4, 1999,
                   OCTOBER 26, OCTOBER 13, AUGUST 17, JULY 16,
                   MAY 22, MAY 4, APRIL 3, APRIL 1, MARCH 23,
            FEBRUARY 25, AND JANUARY 21, 1998, AND DECEMBER 19, 1997,
                      TO PROSPECTUS DATED NOVEMBER 26, 1997

                             COSTCO COMPANIES, INC.

         The following table sets forth information as of May 21, 1999 as to additional securities that were acquired by Morgan Stanley Dean Witter ("Morgan Stanley") since it was last named as a Selling Securityholder. Amounts shown are not adjusted for any sales that Morgan Stanley may have made pursuant to the Registration Statement.

                                                      Face Amount of Notes       Shares of Common Stock
                                                      Owned Prior to Offering     Owned Prior to Offering 1
           Selling Securityholder                                   ($)
           ----------------------                     ------------------------   --------------------------

Morgan Stanley Dean Witter                                  1,850,000(2)                 21,005 (2)
------------------------

1        Includes the Shares into which the Notes are convertible.

2        Includes securities previously registered.


                              The date of this Prospectus  Supplement is May 21,
1999.